Exhibit 99.1

Crown Crafts Announces Financial Results for Second Quarter Fiscal 2026

Gonzales, Louisiana – November 12, 2025, Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today reported results for the second quarter fiscal year 2026, which ended September 28, 2025.

Second Quarter Summary

●	Net sales of $23.7 million compared to $24.5 million in the prior year quarter

●	Gross profit of 27.7 percent compared to 28.4 percent in the second quarter of fiscal 2025

●	Net income grew to $1.2 million or $0.11 per share, up from $0.9 million or $0.08 per share in the prior year quarter

●	Declared quarterly dividend of $0.08 per share of Series A common stock

“Our stronger net income reflects our ability to successfully navigate what is widely believed to be one of the most disruptive backdrops our industry has faced in recent history,” stated Olivia Elliott, President and Chief Executive Officer. “While overall sales declined slightly during the quarter, we were able to grow the bottom line despite tariff costs continuing to pressure margins and overall profitability.

We are working diligently to manage costs during this period, successfully reducing marketing and administrative expenses as we integrate last year’s acquisition. Since the end of the quarter, we announced that we are consolidating our internal operations in an effort to eliminate redundant costs and realize additional savings that arise from right-sizing administrative costs. We will continue to search for opportunities to reduce costs while at the same time focusing on increasing sales and market share.

Overall, we continue to seek to leverage our prior acquisitions, expand product lines as appropriate, and utilize pricing actions to position the company for success and create long-term shareholder value as consumer demand normalizes.”

Second Quarter Fiscal 2026 Results

Net sales were $23.7 million for the three months ended September 28, 2025, compared with $24.5 million for the three months ended September 29, 2024. Sales of bedding and diaper bags decreased by $1.6 million, while the sales of bibs, toys and disposable products increased by $0.8 million.

Gross profit for the second quarter decreased by $0.4 million from the prior year reflecting a margin of 27.7% as compared to 28.4% in the prior year period, primarily due to increased tariff costs associated with products imported from China.

Marketing and administrative expenses improved $0.7 million representing 19.9% of net sales for the three-month period ended September 28, 2025 from 22.3% of net sales for the three-month period ended September 29, 2024. The improvement is due to acquisition costs in the prior period, which was partially offset by increased advertising costs.

Quarterly Cash Dividend

The Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on January 2, 2026 to stockholders of record at the close of business on December 12, 2025.

Conference Call

The Company will host a teleconference today at 8:00 a.m. CDT to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. The teleconference can be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.

To join the teleconference, dial (844) 861-5504 and ask to join the Crown Crafts call. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. CDT on February 10, 2026. To access the replay, dial (855) 669-9658 in the United States or (412) 317-0088 from international locations and enter replay access code 2275253.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets, and distributes infant, toddler, and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, diaper bags, bibs, toys, and disposable products. The Company primarily operates through its wholly owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler, and juvenile products under Company-owned trademarks (Sassy®, NoJo®, Manhattan Toy®, Baby Boom® and Neat Solutions®.), as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores, juvenile specialty stores, value channel stores, grocery and drug stores, restaurants, wholesale clubs, internet-based retailers and direct-to-consumers through the Company’s websites. For more information, visit the Company’s website at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including the impact of newly imposed or threatened U.S. tariffs and any additional retaliatory measures by impacted exporting countries, and the Company’s ability to mitigate the impact of such tariffs; changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Claire Spencer

Vice President and Chief Financial Officer

(225) 647-9146

cspencer@crowncrafts.com

Investor Relations:

Three Part Advisors
Steven Hooser, Partner, or John McNamara, Managing Director
(817) 421-1803

jmcnamara@threepa.com

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE- AND SIX-MONTH PERIODS ENDED SEPTEMBER 28, 2025 AND SEPTEMBER 29, 2024
(amounts in thousands, except per share amounts)

	Three-Month Periods Ended		Six-Month Periods Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Net sales	$23,695	$24,460	$39,173	$40,672
Cost of products sold	17,124	17,503	29,084	29,749
Gross profit	6,571	6,957	10,089	10,923
Marketing and administrative expenses	4,708	5,448	9,425	9,711
Income from operations	1,863	1,509	664	1,212
Other (expense) income:
Interest expense - net of interest income	(287)	(348)	(570)	(449)
Other income (expense) - net	4	(34)	103	(22)
Income before income tax expense	1,580	1,127	197	741
Income tax expense	423	267	144	203
Net income	$1,157	$860	$53	$538

Weighted average shares outstanding:
Basic	10,634	10,354	10,602	10,332
Effect of dilutive securities	-	1	-	3
Diluted	10,634	10,355	10,602	10,335

Earnings per share - basic and diluted	$0.11	$0.08	$0.01	$0.05

See notes to consolidated financial statements.

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 28, 2025 AND MARCH 30, 2025
(amounts in thousands, except share and per share amounts)

	September 28, 2025	March 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$810	$521
Accounts receivable - net of allowances of $2,046 and $1,723, respectively
Due from factor	16,119	21,854
Other	2,314	2,654
Inventories	32,582	27,800
Prepaid expenses	2,264	2,474
Total current assets	54,089	55,303

Operating lease right of use assets	10,265	12,253
Property, plant and equipment - net of accumulated depreciation of $5,426 and $5,037, respectively	1,825	1,888
Intangible assets - net of accumulated amortization of $11,241 and $10,840, respectively	6,649	7,050
Deferred income taxes	4,487	4,508
Other assets	150	152
Total Assets	$77,465	$81,154

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,907	$5,225
Accrued royalties	266	1,507
Dividends payable	892	876
Operating lease liabilities, current	4,031	3,987
Accrued liabilities	1,158	1,920
Current maturities of long-term debt	1,990	1,990
Total current liabilities	17,244	15,505

Non-current liabilities:
Long-term debt	14,352	16,512
Operating lease liabilities, noncurrent	7,086	9,107
Reserve for unrecognized tax liabilities	426	411
Total non-current liabilities	21,864	26,030

Shareholders' equity:
Common stock - $0.01 par value per share; Authorized 40,000,000 shares at September 28, 2025 and March 30, 2025; Issued 13,616,749 shares at September 28, 2025 and 13,478,402 shares at March 30, 2025	136	135
Additional paid-in capital	59,026	58,637
Treasury stock - at cost - 2,913,962 shares at September 28, 2025 and 2,910,859 shares at March 30, 2025	(15,889)	(15,880)
Retained Earnings (accumulated deficit)	(4,916)	(3,273)
Total shareholders' equity	38,357	39,619
Total Liabilities and Shareholders' Equity	$77,465	$81,154

See notes to consolidated financial statements.